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                                                               Exhibit 99(a)(iv)

                         LORD ABBETT RESEARCH FUND, INC.

                            CERTIFICATE OF CORRECTION

          Lord Abbett Research Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (hereinafter, the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    The title of the document being corrected is:

                    Lord Abbett Research Fund, Inc.
                    Articles Supplementary

          SECOND:   The only party to the document being corrected is Lord
Abbett Research Fund, Inc.

          THIRD:    The document being corrected was filed with the State
Department of Assessments and Taxation of Maryland on October 9, 1997.

          FOURTH:   Before the document being corrected was filed, the Board of
Directors had previously classified and designated 50,000,000 authorized shares of the Corporation as Class A shares of the Small-Cap Series, 30,000,000 authorized shares of the Corporation as Class B shares of the Small-Cap Series, and 20,000,000 authorized shares of the Corporation as Class C shares of the Small-Cap Series. Among other things, the document being corrected classified 30,000,000 authorized and unissued Class A shares of the Corporation as Class Y shares of the Small-Cap Series. This Certificate of Correction is being filed only to correct the classification of shares in the Small-Cap Series as follows:

               (1) The relevant provisions in the document as previously filed read as follows:

          SECOND:   Pursuant to the authority of the Board of Directors to
classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies and reclassifies 30,000,000 authorized but unissued Class A shares as Class Y shares of the Small-Cap Series.

               (2)  The provision in the document as corrected reads as follows:

          SECOND:   Pursuant to the authority of the Board of Directors to
classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies and reclassifies 30,000,000 authorized but unissued and unclassified shares of the Corporation as Class Y shares of the Small-Cap Series.

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          IN WITNESS WHEREOF, Lord Abbett Research Fund, Inc. has caused this
Certificate of Correction to be signed in its name and on its behalf by one of its Vice Presidents and witnessed by one of its Assistant Secretaries on April 25, 2003.

                                     LORD ABBETT RESEARCH FUND, INC.


                                     By:   /s/ PAUL A. HILSTAD
                                           -------------------
                                           Paul A. Hilstad
                                           Vice President and Secretary


WITNESS:


/s/ CHRISTINA T. SIMMONS
------------------------
Christina T. Simmons
Assistant Secretary

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          THE UNDERSIGNED, Vice President and Secretary of Lord Abbett Research
Fund, Inc. who executed on behalf of the Corporation the foregoing Certificate of Correction, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Certificate of Correction to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                /s/ PAUL A. HILSTAD
                                                -------------------
                                                Paul A. Hilstad
                                                Vice President and Secretary